Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2019 RESULTS

Lake Forest, IL, October 23, 2019 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2019 net income of $180 million, or $1.89 per share, and net income of $182 million, or $1.92 per share, excluding special items. Third quarter net sales were $1.8 billion in 2019 and 2018.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2019	2018	Change
Reported Diluted EPS	$1.89	$2.18	$(0.29)
Special Items Expense (1) (2)	0.02	0.05	(0.02)
Diluted EPS excluding Special items (2)	$1.92	$2.23	$(0.31)

(1) For descriptions and amounts of our special items, see the schedules with this release.
(2) Amounts may not foot due to rounding.

Reported earnings include $.02 per share of special items expense in the third quarter of 2019, primarily for the disposal of certain fixed assets related to the previously completed conversion of the No. 3 paper machine at our DeRidder, Louisiana mill to containerboard, and $.05 per share in the third quarter of 2018, primarily for certain costs related to discontinuing paper operations associated with the conversion of the No. 3 paper machine at our Wallula, Washington mill to linerboard. Excluding special items, the ($.31) per share decrease in third quarter 2019 earnings compared to the third quarter of 2018 was driven primarily by lower prices and mix ($.36), and lower volume ($.03), in our Packaging segment, lower volume in our Paper segment ($.03), higher converting costs ($.06), higher operating costs ($.01), and other costs ($.02). These items were partially offset by higher prices and mix in our Paper segment $.09, lower annual outage expenses $.09, and lower freight and logistics expenses $.02.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2019	2018
Segment income (loss)
Packaging	$235.1	$284.4
Paper	48.1	32.3
Corporate and Other	(20.4)	(18.2)
	$262.8	$298.5

Segment income (loss) excluding special items
Packaging	$238.1	$289.9
Paper	48.1	32.9
Corporate and Other	(20.4)	(18.4)
	$265.8	$304.4

EBITDA excluding special items
Packaging	$324.6	$378.2
Paper	57.7	44.1
Corporate and Other	(18.6)	(16.5)
	$363.7	$405.8

In the Packaging segment, corrugated products shipments were up 1.9% in total and per day, over last year’s third quarter.   Containerboard production was 1,070,000 tons, and containerboard inventory was down 30,000 tons from the second quarter of 2019 and down 51,000 tons compared to the third quarter of 2018. In the Paper segment, lower volumes in the third quarter of 2019 compared to last year were primarily due to discontinuing the paper business at the Wallula Mill.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “In our Packaging segment, we continued to run our containerboard system to demand in a very cost-effective manner. Our mills supplied the necessary containerboard to achieve new shipment records in our box plants, and our inventory was below last year’s and second quarter levels. Average domestic prices were about where we expected based on the changes in the published domestic containerboard prices from earlier this year, however our corrugated products mix was slightly better. In the Paper segment, volumes for our office paper and converting grades were slightly above the third quarter of 2018. Prices and mix were higher than last year’s third quarter, but moved lower compared to the second quarter of 2019, although at a slower rate than the published index prices.”

“Looking ahead to the fourth quarter,” Mr. Kowlzan added, “in our Packaging segment we expect slightly lower prices as the remaining impact of the published domestic containerboard price decreases from earlier this year work through our system, and lower export prices. We also expect a seasonally less rich mix in corrugated products and slightly lower shipments with one less shipping day. Containerboard sales volume will be lower as we continue to run to demand and work towards building some inventory prior to year-end in preparation for first quarter 2020 scheduled maintenance outages at our three largest containerboard mills. In our Paper segment, volumes are expected to be seasonally lower along with lower average prices. With anticipated colder weather, energy costs will be higher, and we expect certain other operating and converting costs to be higher as well, which includes the costs associated with the start-up of our new Richland, WA box plant during the quarter. Scheduled maintenance outage costs are also expected to be higher than the third quarter. Considering these items, we expect fourth quarter earnings of $1.70 per share.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect special items to have a significant effect on fourth quarter earnings. However, additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America.  PCA operates eight mills and 94 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2019 Earnings Conference Call

Conference ID:  1278882

WHEN:	Thursday, October 24, 2019 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com; Investor Relations

REBROADCAST DATES:	October 24, 2019 2:00 p.m. Eastern Time through November 7, 2019 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  1278882

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019		2018		2019		2018
Net sales	$1,750.7		$1,809.9		$5,244.3		$5,268.1
Cost of sales	(1,339.3)		(1,366.7)	(3)	(3,983.6)	(2)	(4,048.2)	(3)
Gross profit	411.4		443.2		1,260.7		1,219.9
Selling, general, and administrative expenses	(136.9)		(134.2)	(3)	(420.6)		(406.7)	(3)
Other expense, net	(11.7)	(1)	(10.5)	(3)	(21.5)	(1)(2)	(32.2)	(3)
Income from operations	262.8		298.5		818.6		781.0
Non-operating pension expense	(1.9)		(0.5)		(6.0)		(1.6)
Interest expense, net	(21.6)		(23.9)		(68.0)		(73.4)
Income before taxes	239.3		274.1		744.6		706.0
Provision for income taxes	(59.5)		(67.4)		(184.4)		(172.6)
Net income	$179.8		$206.7		$560.2		$533.4

Earnings per share:
Basic	$1.90		$2.19		$5.93		$5.65
Diluted	$1.89		$2.18		$5.91		$5.64

Computation of diluted earnings per share under the two class method:
Net income	$179.8	$206.7	$560.2	$533.4
Less: Distributed and undistributed income available to participating securities	(1.3)	(1.6)	(4.2)	(4.1)
Net income attributable to PCA shareholders	$178.5	$205.1	$556.0	$529.3
Diluted weighted average shares outstanding	94.3	94.0	94.1	93.9
Diluted earnings per share	$1.89	$2.18	$5.91	$5.64

Supplemental financial information:
Capital spending	$92.9	$130.4	$263.8	$404.3
Cash balance	$738.3	$293.8	$738.3	$293.8

(1)

The three and nine months ended September 30, 2019 include $3.0 million of charges for the disposal of fixed assets related to the containerboard mill conversion at our DeRidder, Louisiana mill, which were recorded within “Other expense, net”.

(2)

The nine months ended September 30, 2019 include $0.6 million of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

(3)	The three and nine months ended September 30, 2018 include the following:

a.

$4.0 million and $26.4 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

b.

$1.3 million and $1.8 million, respectively, of charges consisting of closure costs related to corrugated products facilities and a corporate administration facility, which were recorded in “Other expense, net”, “Selling, general, and administrative expenses”, and “Cost of sales”, as appropriate.

c.	$0.5 million of costs for the property damage insurance deductible for a weather-related incident at one of the corrugated products facilities, which were recorded in “Other expense, net”.

d.	$0.1 million of charges related to recent acquisitions, which were recorded in “Other expense, net”.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Segment sales
Packaging	$1,489.9	$1,535.1	$4,472.1	$4,434.2
Paper	242.8	254.3	720.3	774.5
Corporate and Other	18.0	20.5	51.9	59.4
	$1,750.7	$1,809.9	$5,244.3	$5,268.1

Segment income (loss)
Packaging	$235.1	$284.4	$748.6	$782.3
Paper	48.1	32.3	132.5	55.7
Corporate and Other	(20.4)	(18.2)	(62.5)	(57.0)
Income from operations	262.8	298.5	818.6	781.0
Non-operating pension expense	(1.9)	(0.5)	(6.0)	(1.6)
Interest expense, net	(21.6)	(23.9)	(68.0)	(73.4)
Income before taxes	$239.3	$274.1	$744.6	$706.0

Segment income (loss) excluding special items (1)
Packaging	$238.1	$289.9	$752.0	$793.3
Paper	48.1	32.9	132.7	73.3
Corporate and Other	(20.4)	(18.4)	(62.5)	(56.8)
	$265.8	$304.4	$822.2	$809.8

EBITDA excluding special items (1)
Packaging	$324.6	$378.2	$1,007.0	$1,049.0
Paper	57.7	44.1	160.8	113.0
Corporate and Other	(18.6)	(16.5)	(57.3)	(52.1)
	$363.7	$405.8	$1,110.5	$1,109.9

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension expense, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Packaging
Segment income	$235.1	$284.4	$748.6	$782.3
DeRidder mill fixed asset disposals	3.0	—	3.0	—
Wallula mill restructuring	—	3.4	0.4	8.8
Facilities closure and other costs	—	1.5	—	1.6
Insurance deductible for property damage	—	0.5	—	0.5
Acquisition and integration related costs	—	0.1	—	0.1
Segment income excluding special items (1)	$238.1	$289.9	$752.0	$793.3

Paper
Segment income	$48.1	$32.3	$132.5	$55.7
Wallula mill restructuring	—	0.6	0.2	17.6
Segment income excluding special items (1)	$48.1	$32.9	$132.7	$73.3

Corporate and Other
Segment loss	$(20.4)	$(18.2)	$(62.5)	$(57.0)
Facilities closure and other costs	—	(0.2)	—	0.2
Segment loss excluding special items (1)	$(20.4)	$(18.4)	$(62.5)	$(56.8)

Income from operations	$262.8	$298.5	$818.6	$781.0

Income from operations, excluding special items (1)	$265.8	$304.4	$822.2	$809.8

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2019				2018
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$239.3	$(59.5)	$179.8	$1.89	$274.1	$(67.4)	$206.7	$2.18
Special items (2):
DeRidder mill fixed asset disposals	3.0	(0.7)	2.3	0.02	—	—	—	—
Wallula mill restructuring	—	—	—	—	4.0	(1.1)	2.9	0.04
Facilities closure and other costs	—	—	—	—	1.3	(0.3)	1.0	0.01
Insurance deductible for property damage	—	—	—	—	0.5	(0.1)	0.4	—
Acquisition and integration related costs	—	—	—	—	0.1	—	0.1	—
Total special items	3.0	(0.7)	2.3	0.02	5.9	(1.5)	4.4	0.05
Excluding special items	$242.3	$(60.2)	$182.1	$ 1.92 (3)	$280.0	$(68.9)	$211.1	$2.23

	Nine Months Ended
	September 30,
	2019				2018
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$744.6	$(184.4)	$560.2	$5.91	$706.0	$(172.6)	$533.4	$5.64
Special items (2):
DeRidder mill fixed asset disposals	3.0	(0.7)	2.3	0.02	—	—	—	—
Wallula mill restructuring	0.6	(0.1)	0.5	0.01	26.4	(6.6)	19.8	0.22
Facilities closure and other costs	—	—	—	—	1.8	(0.5)	1.3	0.01
Insurance deductible for property damage	—	—	—	—	0.5	(0.1)	0.4	—
Acquisition and integration related costs	—	—	—	—	0.1	—	0.1	—
Total special items	3.6	(0.8)	2.8	0.03	28.8	(7.2)	21.6	0.23
Excluding special items	$748.2	$(185.2)	$563.0	$5.94	$734.8	$(179.8)	$555.0	$5.87

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

(3)	Amount does not foot due to rounding.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$179.8	$206.7	$560.2	$533.4
Non-operating pension expense	1.9	0.5	6.0	1.6
Interest expense, net	21.6	23.9	68.0	73.4
Provision for income taxes	59.5	67.4	184.4	172.6
Depreciation, amortization, and depletion	97.9	101.5	288.5	313.7
EBITDA (1)	$360.7	$400.0	$1,107.1	$1,094.7
Special items:
DeRidder mill fixed asset disposals	3.0	—	3.0	—
Wallula mill restructuring	—	3.7	0.4	13.0
Facilities closure and other costs	—	1.5	—	1.6
Insurance deductible for property damage	—	0.5	—	0.5
Acquisition and integration related costs	—	0.1	—	0.1
EBITDA excluding special items (1)	$363.7	$405.8	$1,110.5	$1,109.9

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Packaging
Segment income	$235.1	$284.4	$748.6	$782.3
Depreciation, amortization, and depletion	86.5	88.6	255.2	256.3
EBITDA (1)	321.6	373.0	1,003.8	1,038.6
DeRidder mill fixed asset disposals	3.0	—	3.0	—
Wallula mill restructuring	—	3.1	0.2	8.2
Facilities closure and other costs	—	1.5	—	1.6
Insurance deductible for property damage	—	0.5	—	0.5
Acquisition and integration related costs	—	0.1	—	0.1
EBITDA excluding special items (1)	$324.6	$378.2	$1,007.0	$1,049.0

Paper
Segment income	$48.1	$32.3	$132.5	$55.7
Depreciation, amortization, and depletion	9.6	11.2	28.1	52.5
EBITDA (1)	57.7	43.5	160.6	108.2
Wallula mill restructuring	—	0.6	0.2	4.8
EBITDA excluding special items (1)	$57.7	$44.1	$160.8	$113.0

Corporate and Other
Segment loss	$(20.4)	$(18.2)	$(62.5)	$(57.0)
Depreciation, amortization, and depletion	1.8	1.7	5.2	4.9
EBITDA (1)	(18.6)	(16.5)	(57.3)	(52.1)
EBITDA excluding special items (1)	$(18.6)	$(16.5)	$(57.3)	$(52.1)

EBITDA excluding special items (1)	$363.7	$405.8	$1,110.5	$1,109.9

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.